UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-31957 (Commission File Number)	38-0135202 (I.R.S. Employer Identification No.)

100 S. Second Ave., Alpena, Michigan 49707

(Address of principal executive offices)

(989) 356-9041

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

First Federal of Northern Michigan Bancorp, Inc. (the “Company”) (Nasdaq: FFNM), the holding company of First Federal of Northern Michigan (the “Bank”), a federally chartered savings bank headquartered in Alpena, Michigan, today announced that it has notified The Nasdaq Stock Market of its intent to voluntarily delist its common stock from the Nasdaq Capital Market and to file a Form 25, Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934, with the Securities and Exchange Commission (“SEC”) on or about December 28, 2015. The Company is delisting its shares in order to eliminate the administrative and annual fees associated with being listed on Nasdaq. A copy of the press release announcing the delisting dated December 15, 2015 is attached as Exhibit 99 to this Current Report and is incorporated herein by reference.

Item 8.01	Other Events.

On December 15, 2015, the Company also announced its intention to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended, and suspend its periodic reporting obligations with the SEC. For additional information regarding the deregistration, reference is made to the Company’s press release, which is attached as Exhibit 99 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

	Exhibit Number	Description

	Exhibit 99	Press release dated December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

Date: December 15, 2015	By:	/s/ Michael W. Mahler
Michael W. Mahler
Chief Executive Officer
(Duly Authorized Representative)